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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
of Ceridian Corporation:


         We consent to incorporation by reference in Registration Statements Nos. 333-56822, 333-56818, 333-56828 and 333-56820 on Form S-8 of Ceridian
Corporation of our reports dated January 24, 2001. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and are included or incorporated by reference in the 2000 Annual Report on Form 10-K of Ceridian Corporation.



                                           /s/ KPMG LLP


Minneapolis, Minnesota
March 30, 2001